                   [Letterhead of Sirrom Investments, Inc.]



                                 May 4, 1999

M2Direct, Inc.
2030 Powers Ferry Road
Suite 120
Atlanta, GA  30339
Attn:  John P. Kelly, President and Chief Executive Officer

     Re: Loan Agreement and Loan Documents dated as of March 6, 1998 (as amended, the "Loan Documents") by and between M2Direct, Inc., formerly named MegaMarketing Corporation ("Borrower"), and Sirrom Investments, Inc. ("Lender")

Ladies and Gentlemen:

     Borrower is planning to file a registration statement on Form S-1 with the Securities and Exchange Commission to register shares of its common stock, including shares to be acquired by Lender before the effective date of such registration statement by exercising in part that certain Stock Purchase Warrant between Borrower and Lender dated as of March 6, 1998 (the "1998 Warrant"). Lender and Borrower are also parties to another Stock Purchase Warrant dated February 3, 1999 (the "1999 Warrant," and together with the 1998 Warrant, the "Warrants").

     In preparing for its initial public offering under the registration statement referred to above, Borrower has entered into certain agreements requiring the waiver and consent of Lender. Further, Borrower and Lender desire to agree upon the number of shares of common stock purchasable under the 1998 Warrant in light of certain unanticipated non-cash and other one-time adjustments to Borrower's financial statements. In consideration of the mutual benefits for Lender and Borrower, this letter agreement constitutes an amendment to the 1998 Warrant and a waiver and consent to certain matters under the Loan Documents.

     1.  Amendments to 1998 Warrant.

         A. The 1998 Warrant is amended by deleting Article 1 thereof and replacing it with the following:
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M2Direct, Inc.
May 4, 1999
Page 2


     "1.  Issuance of Warrant; Term.
          -------------------------

          (a) For and in consideration of SIRROM INVESTMENTS, INC. making a loan to the Company in an amount of Three Million and no/100ths Dollars ($3,000,000) pursuant to the terms of a secured promissory note of even date herewith (the "Note") and related loan agreement of even date herewith, as now or hereafter amended, (the "Loan Agreement"), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby grants to Holder the right to purchase 581,935 shares (the "Base Amount") of the Company's common stock (the "Common Stock"), provided that in the event that the indebtedness evidenced by the Note is outstanding on the following dates, the Base Amount shall be increased to the corresponding number set forth below (the "Outstanding Debt Ratchets"):

          Date                                      Base Amount
     -------------                 ---------------------------------------------
     March 6, 2001                 703,911 shares of Common Stock, which the
                                   Company represents equals 10.5% of the
                                   capital stock of the Company on the date hereof calculated on a fully diluted basis including the Base Amount.

     March 6, 2002                 857,143 shares of Common Stock, which the
                                   Company represents equals 12.5% of the
                                   capital stock of the Company on the date hereof calculated on a fully diluted basis including the Base Amount.

     March 6, 2003                 1,017,544 shares of Common Stock, which the
                                   Company represents equals 14.5% of the
                                   capital stock of the Company on the date hereof calculated on a fully diluted basis including the Base Amount.

     and further provided that if the Company has not repaid the Note in full by September 30, 1999, the initial Base Amount shall be increased to 693,846 shares of Common Stock, which the Company represents equals 10% of the capital stock of the Company on the date hereof calculated on a fully diluted basis including the Base Amount, provided that in the event that the indebtedness evidenced by the Note is outstanding on the following

M2Direct, Inc.
May 4, 1999
Page 3


     dates, the Outstanding Debt Ratchets shall be increased to the corresponding number set forth below:

          Date                                      Base Amount
     -------------                 ---------------------------------------------
     March 6, 2001                 818,182 shares of Common Stock, which the
                                   Company represents equals 12% of the capital stock of the Company on the date hereof calculated on a fully diluted basis including the Base Amount.

     March 6, 2002                 976,744 shares of Common Stock, which the
                                   Company represents equals 14% of the capital stock of the Company on the date hereof calculated on a fully diluted basis including the Base Amount.

     March 6, 2003                 1,142,857 shares of Common Stock, which the
                                   Company represents equals 16% of the capital stock of the Company on the date hereof calculated on a fully diluted basis including the Base Amount.


          (b) The shares of Common Stock issuable upon exercise of this Warrant are hereinafter referred to as the "Shares." This Warrant shall be exercisable at any time and from time to time from the date hereof until May 31, 2003. For purposes of this Warrant the term "fully diluted basis" shall be determined in accordance with generally accepted accounting principles as of the date hereof."

          B. The 1998 Warrant is amended further by deleting Section 9(a) thereof and replacing it with the following:

     "(a) The Company hereby irrevocably grants and issues to Holder the right and option to sell to the Company (the "Put") this Warrant (to the extent not previously exercised) for a period of 30 days immediately prior to the expiration thereof, at a purchase price (the "Purchase Price") equal to the Fair Market Value (as hereinafter defined) of the shares of Common Stock issuable to Holder upon exercise of this Warrant; provided, however, that the Put shall terminate upon the closing of a Qualified Public Offering as defined in Section 12(c)."

           C. The 1998 Warrant is amended further by deleting Section 17 thereof and replacing it with the following:
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M2Direct, Inc.
May 4, 1999
Page 4


     "17.  Stock Options.  The Company may grant stock options to employees
           --------------
representing up to 20% of the common stock of the Company provided such options granted after February 3, 1999 shall have an exercise price equal to or greater than the fair market value of the shares issuable thereunder on the date of issuance ("Fair Exercise Price"). Any stock options to employees granted after the date hereof with an exercise price below the Fair Exercise Price for such options or representing in excess of 20% of the Common Stock of the Company shall be subject to the anti-dilution provisions in Section 4(c)."

     2.  Waivers and Consent.

         A. Lender hereby (i) waives the Default and Event of Default resulting from Borrower's failure to comply with Section 3.19 of the Loan Agreement and paragraph 8 of that certain Second Amendment to Loan Agreement and Loan Documents between Borrower and Lender dated as of February 3, 1999, and (ii) agrees that such Section 3.19 and paragraph 8, respectively, shall be of no force and effect until January 1, 2000, when they shall again apply to Borrower, provided that the foregoing agreement regarding the ineffectiveness of paragraph 8 until January 1, 2000 shall not be interpreted to allow Borrower to obtain a working capital line of credit in addition to its $3.0 million line of credit with First Union National Bank unless Borrower is in full compliance with such paragraph 8 as heretofore in effect.

           B. Lender hereby consents to Borrower's issuance to Provident Bank of (a) a stock purchase warrant for the purchase of 100,000 shares of Borrower's common stock at an exercise price of $0.01 per share and (b) a zero coupon promissory note in the amount of $1,000,000, which must be prepaid in full without discount upon the closing of Borrower's initial public offering. Lender agrees that the foregoing actions shall not constitute a Default or Event of Default under any Loan Document and acknowledges receipt of copies of the foregoing documents. Lender further agrees that the anti-dilution provisions in
Section 4 of each of the Warrants shall not be deemed to apply to Borrower's issuance of the stock purchase warrant to Provident Bank.

     3.  Miscellaneous.

         A. Lender's agreement contained in this letter is limited to the specific transactions described above and is not intended to be, and shall not be deemed or construed to be, a consent or agreement to any other transaction or action which may be prohibited by the provisions of the Loan Documents.

         B. The Loan Documents shall remain in full force and effect and, subject to the agreements set forth in this letter, are hereby ratified, approved, and confirmed in all respects.

M2Direct, Inc.
May 4, 1999
Page 5


         C. Notwithstanding anything to the contrary in this letter, this letter shall not be effective unless and until Borrower shall have executed the acceptance of this letter on the enclosed counterpart of this letter and returned such signed counterpart to Lender.


                                       Very truly yours,

                                       Sirrom Investments, Inc.


                                       By: /s/ Elizabeth Lurding
                                           ---------------------
                                       Name and Title: Elizabeth Lurding, VP
                                                       ---------------------


Accepted, agreed and approved
as of the 4th day of May, 1999


M2Direct, Inc.,
formerly named MegaMarketing Corporation


By: /s/ Michael T. Kane
    -------------------
Name and Title: Michael T. Kane, CFO
                --------------------